UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2008

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

1-13026

36-2984916

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

One East Weaver Street, Greenwich, Connecticut 06831

(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.           Entry Into A Material Definitive Agreement

At the Annual Meeting of the Stockholders held on June 4, 2008, the stockholders of Blyth, Inc. (“Blyth”) approved an amendment and restatement of Blyth’s 2003 Omnibus Incentive Plan (the “Plan”), which amendment and restatement had previously been approved by Blyth’s Board of Directors in April 2008, subject to stockholder approval.   The material amendments to the Plan include an increase in the annual limit for cash-based payments that are intended to qualify as “performance based compensation” under Code Section 162(m) from $1.0 million to $2.0 million.  The Plan also includes certain other non-material amendments, such as amendments to facilitate compliance with Section 409A of the Internal Revenue Code.

Item 2.02.           Results of Operations and Financial Condition

On June 5, 2008, Blyth, Inc. issued a press release reporting financial results for its first fiscal quarter ended April 30, 2008.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits

(d) Exhibits

10.1 Amended and Restated 2003 Omnibus Incentive Plan

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: June 6, 2008	By: /s/ Michael S. Novins
Name: Michael S. Novins
Title: Vice President & General Counsel